Exhibit 99.(a)(14)

MORGAN STANLEY EUROPEAN EQUITY FUND INC.

ARTICLES SUPPLEMENTARY

MORGAN STANLEY EUROPEAN EQUITY FUND INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND:  The Board of Directors of the Corporation (the “Board of Directors”), at a meeting duly convened and held on February 26-27, 2015 adopted resolutions which:  (i) increased the total number of shares of stock which the Corporation has authority to issue to three billion (3,000,000,000) shares of common stock, par value $0.01 per share (“Common Stock”); and (ii) established one (1) additional class of Common Stock designated as the Class C shares of the Corporation and classified 500,000,000 shares of Common Stock as Class C shares of the Corporation.

THIRD:  The terms applicable to the class of Common Stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing Class A, Class I and Class L shares of Common Stock of the Corporation which are set forth in the charter of the Corporation, as amended and supplemented (the “Charter”).

FOURTH:  As of immediately before the increase in the number of authorized shares as set forth above, the total number of shares of stock of all classes that the Corporation had authority to issue was two billion five hundred million (2,500,000,000) shares of Common Stock, having an aggregate par value of twenty-five million dollars ($25,000,000) and designated and classified in the following classes:

NAME OF CLASS †	NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED

Class A	500,000,000 shares
Class B	500,000,000 shares
Class I	1,000,000,000 shares
Class L	500,000,000 shares
Total	2,500,000,000 shares

†   The par value of all shares of common stock and classes that the Corporation has authority to issue is $0.01 per share.

FIFTH:  As increased, the total number of shares of stock of all classes that the Corporation has authority to issue is three billion (3,000,000,000) shares of Common Stock, having an aggregate par value of thirty million dollars ($30,000,000) and designated and classified in the following classes:

NAME OF CLASS †	NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED

Class A	500,000,000 shares
Class B	500,000,000 shares
Class C	500,000,000 shares
Class I	1,000,000,000 shares
Class L	500,000,000 shares
Total	3,000,000,000 shares

†   The par value of all shares of common stock and classes that the Corporation has authority to issue is $0.01 per share.

SIXTH:  The aggregate number of shares of stock of all classes that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law, and the Class C shares of the Corporation have been classified and designated by the Board of Directors under the authority contained in Article V, Section 2 of the Charter.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to on its behalf by its Secretary on this 23rd day of April, 2015.

MORGAN STANLEY EUROPEAN EQUITY FUND INC.

	By:	/s/ John H. Gernon
John H. Gernon
President

ATTEST:

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

THE UNDERSIGNED, President of MORGAN STANLEY EUROPEAN EQUITY FUND INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

/s/ John H. Gernon
John H. Gernon
President